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                                                            Exhibit 99(a)(2)(a)


FOR IMMEDIATE RELEASE


FOR MORE INFORMATION:
Angeline Cook                      Ann Gregory
Med Diversified                    Tender Loving Care Health Care Services, Inc.
904-543-1066                       281-679-0400 (ext. 12)
acook@e-medsoft.com                agregory@staffbuildersintl.com



                          MED DIVERSIFIED TENDERS OFFER
             TO ACQUIRE NATIONAL HOME HEALTH SERVICES COMPANY, TLCS

LOWELL, MASS. AND LAKE SUCCESS, NY. - OCTOBER 19, 2001-- In an effort to swiftly execute its bid to become the largest provider of diversified healthcare products and home health services, E-MedSoft.com/Med Diversified ("Med Diversified") (AMEX: MED) Tender Loving Care(R) Health Care Services, Inc. ("TLCS") (OTC BB: TLCS) jointly announced today that the companies have entered into a definitive merger agreement which provides that Med Diversified will offer to acquire all of the outstanding shares of TLCS in an all-cash transaction at a price of $1.00 per share of TLCS common stock. The boards of directors of both companies have unanimously approved the transaction. This agreement supercedes an earlier agreement between the parties dated August 27, 2001.

TLCS is a Lake Success-based home health provider. Med Diversified's purview of technology solutions and healthcare services includes the distribution of infusion and respiratory therapies and durable medical equipment, the development of telemedicine and telemicroscopy solutions, and the administration of home health services.

Once the acquisition is completed, TLCS will become a wholly owned subsidiary of Med Diversified, headquartered in Lake Success, New York and led by the current TLCS management team.

TRANSACTION DETAILS
With approximately 11,819,653 TLCS shares outstanding, the transaction has an equity valuation, excluding the impact of outstanding stock options, of $11.9 million. The transaction is structured as a $1.00 per share cash tender offer by a newly formed Med Diversified subsidiary for at least a majority of the outstanding TLCS shares on a fully diluted basis, followed by a merger at the same price per share. The commencement of the tender offer is subject to satisfactory due diligence by Med Diversified and consummation of such offer is subject to customary conditions, including expiration of applicable waiting periods and regulatory approvals. Med Diversified expects to commence the tender offer in approximately 10 business day, assuming successful due diligence, and under Securities and Exchange Commission (SEC) rules, the offer must be held open for a minimum of twenty business days.

The final merger would require the approval of TLCS' shareholders at a special meeting called for such purpose (which would be assured if Med Diversified acquires at least a majority of the outstanding shares in the tender offer) unless Med Diversified acquires at least 90 percent of the outstanding shares in the tender offer, in which case the merger can be effected promptly after the consummation of the tender offer without a special meeting of shareholders. The directors and

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executive officers of TLCS have agreed to tender their shares in the cash tender offer and to vote their shares in favor of the merger.

The merger agreement includes customary non-solicitation, termination fee and expense reimbursement provisions. In addition, TLCS has granted Med Diversified a "top-up option" to purchase sufficient shares to constitute, when combined with the shares tender in the offer, 90% of TLCS' outstanding common stock at a price of $1.00 per share, exercisable under certain circumstances.

It is expected that TLCS shareholders who do not tender their shares in the tender offer will receive $1.00 for each of their shares of common stock in the merger. Holders of outstanding vested TLCS options will also receive $1.00 for each share of common stock underlying such options less the applicable option exercise price.

TENDER OFFER HAS NOT COMMENCED
The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities of TLCS. The tender offer will be made only through the Offer to Purchase and the related Letter of Transmittal. Investors and security holders are urged to read the following documents containing important information regarding the tender offer and merger, when they become available:

     o Med Diversified's tender offer statement on Schedule TO, including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and

     o    TLCS' Solicitation/Recommendation Statement on Schedule 14D-9.

These documents and any amendments to these documents will be filed with the United States Securities and Exchange Commission when the tender offer commences. When these and other documents are filed with the SEC, they may be obtained free of charge at the SEC's web site (www.sec.gov). You may also obtain these documents, when available, free of charge from the Information Agent for the tender offer (to be announced).

ABOUT MED DIVERSIFIED
Med Diversified is leading a worldwide transition in the medical industry. Through the efficient use of its technologies and strong management team, Med Diversified operates a series of companies in various sub-industries within health care including pharmacy, home infusion, multi-media, management, clinical respiratory services, home medical equipment, home health services and other functions. For more information, see http://www.e-medsoft.com.

ABOUT TLCS

Tender Loving Care(R) Health Care Services, Inc. is a national provider of home health care services with 87 locations in 22 states and the District of Columbia. TLCS' web address is http://www.tlcathome.com.


                                   -- MORE --


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MED DIVERSIFIED TENDERS OFFER TO ACQUIRE NATIONAL HOME HEALTH SERVICES COMPANY,
TLCS/PAGE 3 OF 32

FORWARD-LOOKING INFORMATION
STATEMENTS IN THIS NEWS RELEASE THAT RELATE TO MANAGEMENT'S EXPECTATIONS, INTENTIONS OR BELIEFS CONCERNING FUTURE PLANS, EXPECTATIONS, EVENTS AND PERFORMANCE ARE "FORWARD LOOKING" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS INCLUDE ASSUMPTIONS, BELIEFS AND OPINIONS RELATING TO MED DIVERSIFIED'S AND TLCS'S BUSINESSES AND GROWTH STRATEGY BASED UPON MANAGEMENT'S INTERPRETATION AND ANALYSIS OF ITS OWN CONTRACTUAL AND LEGAL RIGHTS, MANAGEMENT'S ABILITY TO SATISFY INDUSTRY AND CONSUMER NEEDS WITH ITS TECHNOLOGIES, HEALTH-CARE INDUSTRY TRENDS, AND MANAGEMENT'S ABILITY TO SUCCESSFULLY DEVELOP, IMPLEMENT, MARKET AND/OR SELL ITS NETWORK TRANSACTION PROCESSING SERVICES, SOFTWARE PROGRAMS, CLINICAL AND FINANCIAL TRANSACTION SERVICES, AND E-COMMERCE SYSTEMS TO ITS CLIENTELE. THE FORWARD-LOOKING STATEMENTS HAVE BEEN MADE BASED UPON REPRESENTATIONS MADE REGARDING THE ACQUISITIONS INVOLVING THE MED DIVERSIFIED, AVAILABLE DUE DILIGENCE AND ANALYSIS OF THOSE ACQUISITIONS THAT HAS BEEN AND WILL BE PERFORMED BY MED DIVERSIFIED OVER THE PAST SIX MONTHS, AND THE RESULTING ANALYSIS OF THE COMPANY'S PROSPECTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THAT INDICATED IN OUR DUE DILIGENCE. MANAGEMENT'S FORWARD-LOOKING STATEMENTS FURTHER ASSUME THAT THE COMPANY WILL BE ABLE TO SUCCESSFULLY DEVELOP AND EXECUTE ON ITS STRATEGIC RELATIONSHIPS.

MANY KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS AND RISK FACTORS DETAILED FROM TIME TO TIME IN NEWS RELEASES AND THE FILINGS OF MED DIVERSIFIED AND TLCS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING TLCS'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2001 AND AS AMENDED BY A FILING ON SEPTEMBER 27, 2001, MAY CAUSE THESE FORWARD-LOOKING STATEMENTS TO BE INCORRECT IN WHOLE OR IN PART. THE INVESTOR SHOULD REVIEW SUCH PUBLIC FILINGS TO GET A COMPREHENSIVE PICTURE AND ANALYSIS OF ALL CONDITIONS AND CIRCUMSTANCES. MED DIVERSIFIED AND TLCS EXPRESSLY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS. ACTUAL RESULTS OR EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF FACTORS SET OUT ABOVE, INCLUDING, WITHOUT LIMITATION, INTEGRATION OF BUSINESS AND MANAGEMENT ASSOCIATED WITH MED DIVERSIFIED'S AND TLCS'S BUSINESS RELATIONSHIPS AND ACQUISITIONS, ACCEPTANCE BY CUSTOMERS OF MED DIVERSIFIED'S AND TLCS'S PRODUCTS, CHANGING TECHNOLOGY, COMPETITION IN THE HEALTH-CARE MARKET, GOVERNMENT REGULATION OF HEALTH CARE, THE COMPANIES' LIMITED OPERATING HISTORIES, VARIOUS PROBLEMS THAT CAN ARISE IN THE CONTEXT OF A MERGER OF COMPANIES IN THIS MANNER, GENERAL ECONOMIC CONDITIONS, AVAILABILITY OF CAPITAL AND OTHER FACTORS.


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